Exhibit 10.11

INOVALON HOLDINGS, INC.

2015 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You (the “Grantee”) have been granted an award of restricted stock units (the “Restricted Stock Units”, the “Units” or the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Inovalon Holdings, Inc. 2015 Omnibus Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows.  Unless otherwise defined in this Notice, capitalized terms will have the same meaning as given to them in the Plan.

Date of Award

Vesting Commencement Date

Total Number of Restricted Stock Units Awarded

Vesting Schedule:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Vesting Schedule”):

20% of the Units (rounding up for any fractional Units) will vest on each of the first, second, third, fourth, and fifth anniversary dates of the Date of Award.

However, in the event of a Corporate Transaction:

(a)         for the Units that are Assumed or Replaced as part of the Corporate Transaction, the Units will become fully vested immediately upon termination of Grantee’s Continuous Service if, within 12 months after the Corporate Transaction, the Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by Grantee with Good Reason.

(b)         for the Units that are neither Assumed nor Replaced, the Units will automatically become fully vested immediately prior to the specified effective date of the Corporate Transaction, provided that Grantee’s Continuous Service has not terminated prior to this date.

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Notice of RSU Award

In addition, in the event of a Change of Control, the Units will become fully vested immediately upon termination of Grantee’s Continuous Service if, within 12 months after the Corporate Transaction, the Continuous Service is terminated by the Company without Cause or voluntarily by Grantee with Good Reason.

During any authorized leave of absence, the vesting of the Units as provided in this Notice will be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months.  Vesting of the Units will resume upon Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity.  The Vesting Schedule of the Units will be extended by the length of the suspension.

For purposes of this Notice and the Agreement, the term “vest” will mean, with respect to any Units, that the Units are no longer subject to forfeiture to the Company.  If Grantee would become vested in a fraction of a Unit, the Unit will not vest until Grantee becomes vested in the entire Unit.

Vesting will cease upon the date Grantee terminates Continuous Service for any reason, including death or Disability.  In the event Grantee terminates Continuous Service for any reason, including death or Disability, any unvested Units held by Grantee immediately upon the termination of Grantee’s Continuous Service will be forfeited and deemed reconveyed to the Company and the Company will thereafter be the legal and beneficial owner of the reconveyed Units and will have all rights and interest in or related to these Units without further action by Grantee.

The Award will be subject to the provisions of Section 11 of the Plan in the event of a Corporate Transaction or Change in Control.  The Award will be subject to Section 10 of the Plan in the event of certain changes in capitalization.

GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (AND NOT DUE TO GRANTEE’S BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES UNDER THIS NOTICE).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, WILL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR WILL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  GRANTEE ACKNOWLEDGES THAT UNLESS GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY OR A COMPANY RELATED ENTITY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

Grantee acknowledges receipt of a copy of the Plan and the Agreement, represents that he or she is familiar with the terms and provisions of both, and hereby accepts the Award subject to all of the terms and provisions this Notice, the Plan and the Agreement.  Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Notice of RSU Award

advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan.  Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code and that, because of this Award is a non-elective arrangement, Grantee cannot elect to defer the receipt of Shares under this Award.

Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares.  Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is Grantee’s responsibility, and not the Company’s, to determine whether or not the sale of Shares will subject Grantee to liability under insider trading rules or other applicable federal securities laws.

The Company may, in its sole discretion, decide to deliver this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) by electronic means or request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive these documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Grantee acknowledges that Grantee has access to the Company’s intranet and has received either paper or electronic copies of the Plan Documents.

Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement will be resolved by the Administrator in accordance with Section 9 of the Agreement.  Grantee further agrees to the venue and jurisdiction selection in accordance with Section 10 of the Agreement.  Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

[Signatures on Next Page]

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

Notice of RSU Award

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Agreement.

INOVALON HOLDINGS, INC.
a Delaware corporation

Dated:	By:
	Name:	Keith R. Dunleavy, M.D.
	Title:	Chief Executive Officer

“GRANTEE”

Dated:	Signed:

Grantee’s Address:

INOVALON HOLDINGS, INC.

2015 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.              Issuance of Units.  Inovalon Holdings, Inc., a Delaware corporation (the “Company”), hereby issues to Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (“Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (“Units”), subject to the Notice, this Restricted Stock Unit Agreement (“Agreement”) and the terms and provisions of the Inovalon Holdings, Inc. 2015 Omnibus Incentive Plan, as amended from time to time (“Plan”), which is incorporated into this Agreement by this reference.  Unless otherwise defined in this Agreement, capitalized terms will have the same meaning as given to them in the Plan.

2.              Transfer Restrictions.  The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

3.              Conversion of Units and Issuance of Shares.

(a)         General.  Subject to Sections 3(b) and 3(c) below, one share of Common Stock will, upon Vesting, be issuable for each Unit subject to the Award (“Shares”).  Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to Grantee after satisfaction of any required tax or other withholding obligations.  Any fractional Unit remaining after the Award is fully vested will be discarded and will not be converted into a fractional Share.  Notwithstanding the foregoing, the relevant number of Shares will be issued no later than sixty (60) days following vesting.  Effective upon the consummation of a Corporate Transaction, the Award will terminate unless it is Assumed in connection with the Corporate Transaction.

(b)         Delay of Conversion.  The conversion of the Units into Shares under Section 3(a) above may be delayed by the Company in the event the Company reasonably anticipates that the issuance of Shares would constitute a violation of federal securities laws or other Applicable Law.  If the conversion of the Units into Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into Shares will occur at the earliest date at which the Company reasonably anticipates issuing Shares will not cause a violation of federal securities laws or other Applicable Law.  For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

RSU Bonus Award Agreement

(c)          Delay of Issuance of Shares.  The Company will delay the issuance of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies). In the event the Company does delay the issuance of any Shares under this Section 3, any Shares to which Grantee would otherwise be entitled during the six (6) month period following the date of Grantee’s termination of Continuous Service will be issuable on the first business day following the expiration of this six (6) month period.

4.              Right to Shares.  Grantee will not have any right in, to or with respect to any of Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of the Shares to Grantee.

5.              Taxes.

(a)         Tax Liability.  Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired by Grantee upon vesting and the receipt of any dividends or dividend equivalents by Grantee.  The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Grantee’s tax liability.

(b)         Payment of Withholding Taxes.  Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), Grantee must arrange for the satisfaction of the minimum amount of the Tax Withholding Obligation in a manner acceptable to the Company. At any time not less than five (5) business days (or fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), Grantee may elect to satisfy Grantee’s Tax Withholding Obligation that the Company determines is sufficient by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company, (iii) directing the Company to withhold from those Shares otherwise issuable to Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation or (iv) such other means as specified from time to time by the Administrator.  Grantee acknowledges that the withheld Shares may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation.  Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above. If Grantee does not make

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

RSU Bonus Award Agreement

such arrangements, the Company may, at its sole election, satisfy Grantee’s Tax Withholding Obligation in accordance with clause (i) below.

(i)             By Sale of Shares.  Grantee’s acceptance of this Award constitutes Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for this purpose to, upon the exercise of Company’s sole discretion, sell on Grantee’s behalf a whole number of Shares from those Shares issuable to Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation (“Tax Obligation Sale”).  These Shares will be sold on the day the Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable.  Grantee will be responsible for all broker’s fees and other costs related to a Tax Obligation Sale, and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any Tax Obligation Sale.  To the extent the proceeds of a Tax Obligation Sale exceed Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay the excess in cash to Grantee.  Grantee acknowledges that the Company or its designee is under no obligation to arrange for a Tax Obligation Sale at any particular price, and that the proceeds of any Tax Obligation Sale may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation.  Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by a Tax Obligation Sale.

The Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to Grantee by the Company and/or a Related Entity.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, Grantee agrees to pay the Company the amount of the deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Grantee is an employee of the Company at that time.

6.              Lock-Up Agreement.

(a)         Agreement.  Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in the public offering or acquired on the public market after the offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or any shorter or longer period of time as the Lead Underwriter will specify.  Grantee further

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

RSU Bonus Award Agreement

agrees to sign all documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to the Common Stock subject to the lock-up period until the end of the period.  The Company and Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of the offering and for the lock-up period thereafter, is an intended beneficiary of this Section 6.

(b)         No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 6(a) in connection with the offering or (ii) the abandonment of the offering by the Company and the Lead Underwriter, the provisions of this Section 6 may not be amended or waived except with the consent of the Lead Underwriter.

7.              Entire Agreement; Governing Law.  The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter of this Agreement, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee.  The Notice and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement, including, without limitation, any provision of Section 10 of this Agreement, be determined for any reason to be illegal, invalid or unenforceable, it is the specific intent of the parties that the provision will be modified to the minimum extent necessary to make it or its application valid and enforceable and will be enforced to the fullest extent allowed by law and the other provisions of the Notice, the Plan and this Agreement will nevertheless remain effective and will remain enforceable.

8.              Construction.  The captions used in the Notice and this Agreement are inserted for convenience and will not be deemed a part of the Award for construction or interpretation.  Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.              Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement will be submitted by Grantee or by the Company to the Administrator.  The resolution of the question or dispute by the Administrator will be final and binding on all persons.

10.       Venue and Jurisdiction.  The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement will be brought in the United States District Court for Delaware (or should the court lack jurisdiction to hear the action, suit or proceeding, in a Delaware state court) and that the parties will submit to the jurisdiction of

Inovalon Holdings, Inc.

2015 Omnibus Incentive Plan

RSU Bonus Award Agreement

the court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any suit, action or proceeding brought in the court.

11.       Notices.  Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to any other address as a party may designate in writing from time to time to the other party.

12.       Language.  If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.

13.       Amendment and Delay to Meet the Requirements of Section 409A.  Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable.  In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units.  Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT